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                                                                                               EXHIBIT 11


                                       FAMILY DOLLAR STORES, INC.
                             STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS


                                                             QUARTER ENDED                   QUARTER ENDED
AS PRESENTED                                               NOVEMBER 27, 1999               NOVEMBER 28, 1998
                                                         BASIC         DILUTED           BASIC        DILUTED

AVERAGE SHARES OUTSTANDING                          172,804,326     172,804,326       172,231,640    172,231,640

NET INCOME                                         $ 36,583,521    $ 36,583,521      $ 29,608,931   $ 29,608,931

NET INCOME PER SHARE                                      $ .21           $ .21             $ .17          $ .17

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              4,488,446                        4,206,758

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (3,298,103)                      (2,969,182)

NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES                                       1,190,343                        1,237,576

PERCENTAGE DILUTION FROM PRO FORMA COMMON
  STOCK EQUIVALENT INCREMENTAL SHARES                                     0.69%                            0.72%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                                 173,994,669                      173,469,216

NET INCOME                                                         $ 36,583,521                     $ 29,608,931

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .21                            $ .17


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